UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2006

ICON INCOME FUND EIGHT A L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-54011	13-4101114
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                100 Fifth Avenue, 4th Floor, New York, New York 10011

(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code               (212) 418-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2006, the general partner of ICON Income Fund Eight A L.P. (the “Partnership”) distributed a portfolio overview for the third quarter 2005 to the limited partners of the Partnership. A copy of the portfolio overview is attached as Exhibit 99.1.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Third Quarter 2005 Portfolio Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT A L.P.
By: ICON CAPITAL CORP., its General Partner
Dated: March 2, 2006
By: /s/ Thomas W. Martin
Thomas W. Martin
Chief Operating Officer

Exhibit 99.1

ICON Income Fund Eight A L.P.

- 3rd Quarter 2005 Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000. As of September 30, 2005, Eight A had 739,515.40 partnership units outstanding and no further partners have been admitted.

During the nine months ended September 30, 2005, Eight A continued to operate in its Reinvestment Period where cash generated from prior investments permitted the acquisition of additional equipment. The acquired equipment subject to lease is comprised of two categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment. Eight A’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors. Availability of cash used for reinvestment depends on the requirements for expenses, reserves and distributions to investors.

Recent Filings

Eight A previously disclosed that it would enter its Liquidation Period during the late Fall of 2005 and, as such, the Liquidation Period for Eight A is expected to commence in December. In accordance with Eight A’s Partnership Agreement, during the Liquidation Period Eight A will begin the gradual, orderly liquidation or disposition of its equipment, leases and financing transactions, which will ultimately be followed by the orderly termination of its operations and affairs.

News covering the reporting period

• BP p.l.c. (“BP”) announced the ‘Astraea-1’ oil discovery in ultra-deepwater Block 31, offshore Angola. This is the eighth successful discovery BP has drilled in Block 31. (Source: BP press release, dated August 11, 2005)

• Regus Group, the parent company of Regus Business Centre Corp. (“Regus”) and the world’s leading provider of On-Demand professional workplaces, announced that it is opening a new international business center in Washington, D.C. The center will be strategically located on Pennsylvania Avenue between the Capitol and the White House. (Source: Regus press release, dated July 13, 2005)

Neither Eight A nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period”.

Portfolio Overview

Eight A has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight A’s portfolio consists primarily of:

Income leases

• Office fixtures, furniture and telephone systems subject to finance lease with Regus. Eight A purchased the equipment for approximately $4.8 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate.

Growth leases

• A 90% interest in one McDonnell Douglas DC-10-30 aircraft (N318FE) on lease to FedEx. Eight A’s interest in the aircraft was purchased for $18,999,000, of which $3,783,000 was paid in cash. The lease expires in March 2007.

• A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008. The charter is guaranteed by BP. These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid in cash.

Unguaranteed Residual Interests

• A $1,997,000 cash investment in an unguaranteed residual interest in an off-shore oil drilling rig.

Terminated Leases

• In July, Eight A sold two Boeing 737-200 aircraft (N189AW and N138AW) previously leased to America West Airlines, Inc. (“America West”). Eight A initially acquired the aircraft for approximately $3,150,000 in cash. Both aircraft were subject to separate leases that were scheduled to expire in December 2005. The leases had approximately $630,000 of remaining payments due through lease expiry and associated return costs of $2,380,000. America West prepaid these lease obligations and sold the aircraft to a third party for $1,000,000. The prepaid lease amounts and sale proceeds were used to repay the outstanding indebtedness. On the sale of the aircraft, Eight A recognized an impairment loss of $685,000. However, Eight A received approximately $1,660,000 from the sale of two convertible notes that were held as additional collateral on the repaid debt.

Off-lease Equipment

• Airbus A310-200 aircraft rotables formerly leased to Sabena Belgian World Airways and Sabena Oman. Eight A purchased the rotables for $4,939,345 in cash. During the reporting period, Eight A determined that the fair market value of the rotables was lower than the book value and recorded an impairment loss of $1,152,000. All rotables are currently off lease and are actively being remarketed.

10% Status Report

As of the end of the reporting period, two assets individually constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio: (1) FedEx N318FE; and (2) M/V Michigan and Great Lakes. Each of these assets is expected to remain on lease during the next fiscal year and, as of September 30, 2005, each lessee had three and five semi-annual payments remaining, respectively.

N318FE was manufactured in 1979. To the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the aviation authority as required under its lease. M/V Michigan and Great Lakes were both built in 1982. To the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine maintenance and in accordance with the laws and regulation of the U.S.C.G. as required under each charter.

Distribution Analysis

During the reporting period, Eight A continued to make monthly distributions at a rate of 5.375% per annum. Cash for distributions was generated substantially through cash from operations and the sale of equipment. During the first three quarters of 2005, Eight A paid $2,983,935 in distributions to its limited partners. Based on an investment made at the inception of the offering period, Eight A has made eighty-four distributions representing, in the aggregate, a return of approximately 62% of each investor’s initial investment. As of September 30, 2005, a $10,000 investment made at the initial closing would have received $6,232 in cumulative distributions.

Fund Summary
Offering Period	9/23/1998 – 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906

Outlook and Overview

The Cheyenne portfolio has continued to comprise the majority of maturing leases. Excluding the Cheyenne leases, Regus is the next lease scheduled to expire, which lease expires in February 2007.

As of September 30, 2005, Eight A had $8,196,641 in cash on hand. Substantially all of Eight A’s cash flows are derived from income leases and residual realizations. On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.

( A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited) September 30, 2005	December 31, 2004
Cash and cash equivalents	$ 8,196,641	$ 718,195
Investments in finance leases:
Minimum rents receivable	1,059,332	5,142,302
Estimated unguaranteed residual values	-	16,589,619
Unearned income	(161,642)	(1,318,548)
Allowance for doubtful accounts	(63,000)	(125,842)
Net investments in finance leases	834,690	20,287,531
Investments in operating leases:
Equipment, at cost	30,107,914	37,873,680
Accumulated depreciation	(9,909,086)	(7,752,404)
Net investments in operating leases	20,198,828	30,121,276
Equipment held for sale or lease, net	222,110	1,621,154
Investments in estimated unguaranteed residual values	1,997,000	1,997,000
Investments in joint ventures	205,272	274,054
Convertible notes and accrued interest receivable	-	625,000
Other assets, net	29,667	273,986
Total assets	$ 31,684,208	$ 55,918,196

LIABILITIES AND PARTNERS’ EQUITY

Notes payable-non-recourse	12,533,417	33,646,477
Notes payable - recourse	-	4,625,000
Accounts payable and accrued expenses	83,953	818
Due to General Partner and affiliates	49,067	73,682
Deferred rental income	1,268,870	540,114
Minority interest	415,896	424,127
Total liabilities	14,351,203	39,310,218
Commitments and contingencies
Partner’s equity:
General Partner	(476,333)	(489,833)
Limited Partners; (739,515.40 units outstanding, $100 per unit original issue price)	17,809,338	16,472,811
Accumulated other comprehensive income	-	625,000
Total partners’ equity	17,333,005	16,607,978
Total liabilities and partners’ equity	31,684,208	55,918,196

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30
	2005	2004	2005	2004
Revenue:
Rental income	$1,929,064	$ 1,887,936	$ 6,390,457	$ 2,607,936
Finance income	58,025	552,417	909,698	1,766,397
Income from investments in joint ventures	5,516	182,211	6,527	137,546
Net gain on sales of equipment and residual values	99,552	36,923	4,886,943	119,247
Net gain on lease termination	630,000	-	630,000	-
Realized gain on sale of convertible notes	1,544,573	-	1,544,573	-
Interest and other income	56,358	10,385	178,574	23,204
Total revenue	4,323,088	2,669,872	14,546,772	4,654,330

Expenses:
Loss on lease termination	-	-	-	3,421
Depreciation	1,874,576	1,605,528	5,961,069	2,357,859
Interest	290,575	446,509	1,215,000	1,264,824
General and administrative	127,103	81,099	282,509	270,593
Management fees - General Partner	147,300	196,769	505,099	512,361
Administrative expense reimbursements - General Partner	60,513	80,951	279,310	210,927
Amortization of initial direct costs and loan costs	13,227	26,178	97,906	120,750
Impairment loss	-	-	1,836,395	-
Reversal of bad debt allowance	(62,842)	-	(62,842)	-
Minority Interest	10,602	5,356	68,223	12,802

Total Expenses	2,461,054	2,442,390	10,182,669	4,753,537
Net income (loss)	$1,862,034	$ 227,482	$ 4,364,103	$ (99,207)
Net income (loss) allocable to: Limited Partners General Partner	$1,843,414 18,620	$ 225,207 2,275	$ 4,320,462 43,641	$ (98,215) (992)
	$ 1,862,034	$ 227,482	$ 4,364,103	$ (99,207)
Weighted average number of limited partnership units outstanding	739,515	739,664	739,515	740,438
Net income (loss) per weighted average limited partnership unit	$ 2.49	$ 0.30	$ 5.84	$ (0.13)

CON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Statement of Changes in Partners’ Equity

Nine Months Ended September 30, 2005

(Unaudited)

	Units Outstanding	Limited Partners	General Partner	Other Comprehensive Income	Accumulated Total Partners’ Equity
Balance, January 1, 2005	739,515.40	16,472,811	(489,833)	625,000	16,607,978
Cash distributions to partners		(2,983,935)	(30,141)	-	(3,014,076)
Realized gain on sale of convertible notes	-	-	-	(625,000)	(625,000)
Net income	-	4,320,462	43,641	-	4,364,103
Balance, September 30, 2005	739,515.40	$ 17,809,338	$ (476,333)	$ -	$ 17,333,005

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30

(Unaudited)

	2005	2004
Cash Flows from operating activities:
Net income (loss)	4,364,103	(99,207)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Rental income paid directly to lenders by lessees	(6,390,457)	(2,607,936)
Interest expense on non-recourse financing paid directly to lenders by lessees	1,074,691	1,163,125
Finance income portion of receivable paid directly to lenders by lessees	(909,698)	(1,491,852)
Net gain on sales of equipment and residual values	(4,886,943)	(119,247)
Realized gain on sale of convertible notes	(1,544,573)	-
(Gain) loss on lease termination	(630,000)	3,421
(Income) loss from investments in joint ventures	(6,527)	(137,546)
Amortization of initial direct costs and loan costs	97,906	120,750
Depreciation	5,961,069	2,357,859
Impairment loss	1,836,395	-
Reversal of bad debt allowance	(62,842)	-
Minority interest	68,223	12,802
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	417,798	223,964
Accrued interest income	108,120	-
Other assets	(37,049)	(365,992)
Due to General Partner and affiliates, net	(95,906)	158,105
Deferred rental income	3,118	-
Security deposits and other payables	83,135	(124,968)
Net cash used in operating activities	(549,437)	(906,722)
Cash flows from investing activities:
Proceeds from sales of equipment and residual values	25,076,809	1,336,328
Proceeds from lease termination	630,000	-
Proceeds from the sale of convertible notes	1,554,573	-
Investment in joint venture and options	-	(3,587,475)
Distributions received from joint ventures	13,200	647,411
Net cash provided by (used in) investing activities	27,264,582	(1,603,736)
Cash flows from financing activities:
Proceeds from note payable - non-recourse	-	11,193,368
Proceeds from note payable - recourse	775,000	4,315,000
Repayments of notes payable - non-recourse	(11,597,623)	(3,878,717)
Repayments of notes payable - recourse	(5,400,000)	(5,574,547)
Cash distributions to partners	(3,014,076)	(2,967,629)
Redemption of limited partner units	-	(130,884)
Loans and advances affiliates	-	(175,000)
Net cash (used in) provided by financing activities	(19,236,699)	2,781,591
Net increase in cash and cash equivalents	7,478,446	271,133
Cash and cash equivalents, beginning of the period	718,195	52,101
Cash and cash equivalents, end of the period	8,196,641	323,234

ICON Income Fund Eight A L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30,

(Unaudited)

	2005	2004
Supplemental disclosure of cash flow information:
Cash Paid during the period for interest	140,309	101,699
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	10,590,128	7,823,310
Non-recourse debt acquired through majority ownership of a previously minority owned joint venture	-	15,216,101
Investment in operating lease acquired through majority ownership of a previously minority owned joint venture	-	20,700,354

Additional Required Disclosure To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com

or

• Visiting www.sec.gov

or

• Writing us at: PO Box 192706

San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties In accordance with the terms of the Management Agreement, Eight A pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight A's operations. Fees and other expenses incurred by Eight A to the General Partner or its affiliates for the period ended September 30, 2005 and 2004 respectively, were as follows:

	Three months ended September 30,
	2005	2004
Management fees	147,300	196,769
Administrative expense reimbursements	60,513	80,951
	207,813	277,720

(1) Management fees are paid or accrued to the General Partner based on gross rental payments made by lessees to Eight A.

(2)Administrative expense reimbursements to the General Partner relate to Eight A’s operating expenses paid by the General Partner on behalf of Eight A. Investors can obtain a summary of such expenses upon request. Conclusion Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

/s/ Beaufort J.B. Clarke	/s/ Paul B. Weiss
Beaufort J.B. Clarke	Paul B. Weiss
Chairman and CEO	President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.